Exhibit 99.1

Nuverra Environmental Solutions Acquires Clearwater Solutions

•	Receives committed subscriptions for planned $32.5 million equity rights offering

•	Upsizes and extends first lien credit facility with $10 million additional term loan

•	Paid down $10 million of second lien term loan

•	Nuverra Q3 operating activity and pricing remain strong

Nuverra Environmental Solutions, Inc. (NYSE American: NES) today announced it has acquired Clearwater Solutions, a leading operator of saltwater disposal wells (SWDs) in the Marcellus and Utica Shale areas, for $41.9 million, subject to customary purchase price adjustments.

This purchase more than doubles Nuverra’s SWD capacity in the region and will add value for each of its customers with more strategically located disposal capacity. Clearwater’s disposal wells at the Clearwater Three and Clearwater Five locations offer several offloading lanes and disposal capacity of 17,500 barrels per day. Its locations are in Guernsey County, Ohio, which is in the heart of the regional oil and gas activity.

Charlie Thompson, Interim Chief Executive Officer said, “The Clearwater acquisition significantly improves our competitive position in the Northeast marketplace due to the added capacity of the new wells and logistical advantages for our trucking business. Based on recent volume statistics, Nuverra will be the second largest commercial operator of SWDs in the region. Clearwater’s 2018 forecasted normalized EBITDA is approximately $8 million before synergies. Synergies expected to be realized through integration with our trucking operations would reduce the post-synergy acquisition multiple to less than four times EBITDA.”

In connection with this transaction, Nuverra’s two largest shareholders have provided financing of $32.5 million in the form of a bridge loan that will be repaid with proceeds from a planned offering to shareholders of common stock purchase rights. The rights offering will be made available to all shareholders on a pro rata basis and bridge loan lenders have committed to purchase the shares underlying any rights that are not exercised by other holders. In addition, the Company amended its first lien term loan to extend its maturity and received an additional $10 million of term loan proceeds that funded a portion of the Clearwater purchase price and made various other modifications to give the Company additional flexibility.

Conference Call Scheduled for October 8, 2018 at 8:30 am EST

Nuverra executives will comment on the acquisition of Clearwater Solutions during a live conference call, which is scheduled to begin at 8:30 am EST on Monday, October 8, 2018. Interested parties may participate in the call by dialing 800-263-0877 and using passcode 1015683. Please see the “Nuverra Acquires Clearwater” presentation on our Investor Website at www.ir.nuverra.com for additional details.

About Clearwater Solutions

Clearwater is a leading provider of safe, environmentally friendly disposal of waste water used by the oil and gas industry in the Marcellus and Utica Shale areas.

About Nuverra

Nuverra Environmental Solutions, Inc. is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, and disposal of restricted solids, water, wastewater, waste fluids, and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. You can identify these and other forward-looking statements by the use of words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “might,” “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “project,” “target” or similar expressions, and variations or negatives of these words.

These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: the effects of our completed restructuring on the Company and the interests of various constituents; risks and uncertainties associated with the restructuring process, including the outcome of a pending appeal of the order confirming the plan of reorganization and our ability to execute the requirements of the plan of reorganization subsequent to the effective date; the loss of one or more of our larger customers; our ability to attract and retain key executives and qualified employees in key areas of our business; our ability to attract and retain a sufficient number of qualified truck drivers in light of industry-wide driver shortages and high-turnover; risks associated with our indebtedness, including changes to interest rates, decreases in our borrowing availability, our ability to manage our liquidity needs and to comply with covenants under our credit facilities; the availability of less favorable credit and payment terms due to changes in industry condition or our financial condition, which could constrain our liquidity and reduce availability under our revolving credit facility; difficulties in successfully executing our growth initiatives, including identifying and completing acquisitions and divestitures, and differences in the type and availability of consideration or financing for such acquisitions and divestitures; higher than forecasted capital expenditures to maintain and repair our fleet of trucks, tanks, equipment and disposal wells; control of costs and expenses; risks associated with the limited trading volume of our common stock on the NYSE American Stock Exchange, including potential fluctuations in the trading prices of our common stock; risks associated with the reliance on third-party analyst and expert market projections and data for the markets in which we operate; risks associated with changes in industry practices and operational technologies and the impact on our business; present and possible future claims, litigation or enforcement actions or investigations; financial results that may be volatile and may not reflect historical trends due to, among other things, changes in commodity prices or general market conditions, acquisition and disposition activities, fluctuations in consumer trends, pricing pressures, transportation costs, changes in raw material or labor prices or rates related to our business and changing regulations or political developments in the markets in which we operate; changes in customer drilling, completion and production activities, operating methods and capital expenditure plans, including impacts due to low oil and/or natural gas prices or the economic or regulatory environment; risks associated with the operation, construction, development and closure of saltwater disposal wells, solids and liquids treatment and transportation assets, landfills and pipelines, including access to additional locations and rights-of-way, environmental remediation obligations, unscheduled delays or inefficiencies and reductions in volume due to micro- and macro-economic factors or the availability of less expensive alternatives; the effects of competition in the markets in which we operate, including the adverse impact of competitive product announcements or new entrants into our markets and transfers of resources by competitors into our markets; changes in economic conditions in the markets in which we operate or in the world generally, including as a result of political uncertainty; reduced demand for our services due to regulatory or other influences related to extraction methods such as hydraulic fracturing, shifts in production among shale areas in which we operate or into shale areas in which we do not currently have operations; the impact of changes in laws and regulation on waste management and disposal activities, including those impacting the delivery, storage, collection, transportation, treatment and disposal of waste products, as well as the use or reuse of recycled or treated products or byproducts; risks involving developments in environmental or other governmental laws and regulations in the markets in which we operate and our ability to effectively respond to those developments including laws and regulations relating to oil and natural gas extraction businesses, particularly relating to water usage, and the disposal, transportation and treatment of liquid and solid wastes; and natural disasters, such as hurricanes, earthquakes and floods, or acts of terrorism, or extreme weather conditions, that may impact our business locations, assets, including wells or pipelines, distribution channels, or which otherwise disrupt our or our customers’ operations or the markets we serve.

The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Source: Nuverra Environmental Solutions, Inc.

Contact: Ed Lang

602-903-7802

ir@nuverra.com